SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of Earliest event reported)       October 29, 1996


                       INTELLIGENT DECISION SYSTEMS, INC.
                 (as successor to Resource Finance Group, Ltd.)
            (Exact name of registrant as specified in its charter)


          Delaware                     0-22254                  38-3286394
(State or other jurisdiction          (Commission           (IRS Employer
     of incorporation)                File Number)          Identification No.)



2025 East Beltline Avenue, S.E., Suite 400, Grand Rapids, Michigan     49546
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code              (616) 285-5830



                               Not Applicable
        (Former name or former address, if changed since last report.)

Item 5.     Other Events.

     On October 29, 1996 the Company finalized a consulting agreement with James
N. Lane, R. Wayne Fritzsche and Anthony Kamin. James N. Lane, R. Wayne Fritzsche and Anthony Kamin will advise the Company on strategic planning, licensing, technical issues, identify strategic alliances/partners and assist in the development of business opportunities. As consideration for the services, the Company has granted each of the above individuals stock options to purchase 650,000 shares of common stock of the Company at an exercise price of $1.25 per share. The Company has also agreed to appoint two of the above individuals (or their designee) to two seats on the board of directors of the Company, subject to certain conditions and limitations.



Item 7      Financial Statements and Exhibits

            (a)   Financial Statements.   None

            (b)   Exhibit 10.             Consulting Agreement














                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    INTELLIGENT DECISION SYSTEMS, INC.



Dated: November 5, 1996             By: /s/  Mark A. Babin
                                        ------------------------------
                                          Mark A. Babin, President




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